Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
September 7, 2004

Tellabs and AFC amend merger terms

Naperville, Ill., and Petaluma, Calif. — Tellabs (NASDAQ: TLAB), a leader in bandwidth management and optical transport, and AFC (NASDAQ: AFCI), a leader in access, have amended the terms of the companies’ merger agreement announced on May 20, 2004.

Under the terms of the amended agreement, which was approved today by both companies’ boards of directors, AFC stockholders will receive 0.504 shares of Tellabs common stock and $12.00 in cash for each AFC share. The original exchange ratio was 1.55 Tellabs shares and $7.00 in cash for each AFC share. Based on today’s closing price for Tellabs’ stock, the revised exchange ratio represents $16.60 in value per AFC share, or a total value of approximately $1.5 billion.

As previously announced, following AFC’s release of its second-quarter results and outlook, the Tellabs board of directors requested that Tellabs’ management conduct a further review and analysis of AFC’s business and financial outlook. In light of that review, the market reaction to AFC’s release, and the prospects for completing the merger on the previously announced terms, and in order to increase the likelihood that the merger would be consummated on terms fair to the stockholders of both companies, the two companies agreed to amend their merger agreement.

Upon completion of the transaction, Tellabs’ stockholders will own approximately 90% of the company and AFC stockholders will own 10%. Including synergies, Tellabs expects the transaction to be accretive to full-year 2005 pretax income on a per-share basis, excluding amortization associated with acquired intangibles and other purchase accounting adjustments.

“The strategic rationale for combining Tellabs and AFC on the revised terms remains compelling,” said Krish Prabhu, president and chief executive officer of Tellabs. “We look forward to serving our customers better with the combined strengths of both companies.”

“Both companies agreed that it was in our mutual interest to revise the deal terms,” said John Schofield, chairman, president and CEO of AFC. “Our stockholders will receive a larger proportion of the merger consideration in cash, while still participating in the anticipated strategic benefits of the merger. We believe this merger is the right decision for AFC’s shareholders.”

Upon completion of the transaction, John Schofield will become vice chairman of the Tellabs board of directors, which will be expanded to 10 directors.

The transaction is subject to certain closing conditions, including clearance by the U.S. Securities & Exchange Commission (SEC) of the proxy/prospectus relating to the transaction and approval by AFC stockholders. Approval by Tellabs’ stockholders is not required under the new terms. Because the revised mix of stock and cash currently does not meet requirements for a tax-free transaction, the merger is expected to be structured as a taxable transaction. The companies previously announced that the Federal Trade Commission had granted early termination of the waiting period under the Hart-

Scott-Rodino Antitrust Improvements Act for the merger. Subject to satisfaction of closing conditions, the companies currently expect the merger to close before year-end 2004.

Simultaneous Webcast and Teleconference Replay— Tellabs and AFC will host an investor teleconference at 7:30 a.m. Central time on Wednesday, Sept. 8, to discuss the amended merger. To access the teleconference, dial 706-679-3667. Internet users can hear a simultaneous webcast of the teleconference at tellabs.com; click on the webcast icon. A taped replay of the call will be available beginning at approximately 9 a.m. Central time on Wednesday, Sept. 8, until 9 a.m. Central time on Friday, Sept. 10, at 800-633-8284. (Outside the United States, call 402-977-9140.) When prompted, enter the Tellabs-AFC reservation number: 21207530.

About Tellabs—Headquartered in Naperville, Ill., Tellabs delivers technology that transforms the way the world communicates™. Tellabs experts design, develop, deploy and support our solutions for telecom service providers in more than 100 countries. More than two-thirds of telephone calls and Internet sessions in several countries, including the United States, flow through Tellabs equipment. Our product portfolio provides solutions in next-generation optical networking, managed access, carrier-class data, voice quality enhancement and cable telephony. For details, see www.tellabs.com.

About AFC—Headquartered in Petaluma, Calif., AFC is a leading provider of broadband access solutions for the global telecommunications industry. With a customer base of more than 800 service providers worldwide, AFC continues to build and support the world’s evolving broadband access network architecture. For more information, please visit AFC online at www.AFC.com or call 1-800-690-AFCI.

Forward-Looking Statements— Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any security holder of Tellabs, Inc. or Advanced Fibre Communications, Inc. Tellabs, Inc. plans to file with the Securities and Exchange Commission an amendment to its Registration Statement on SEC Form S-4, and Advanced Fibre Communications, Inc. expects to mail a Proxy Statement/Prospectus to its stockholders concerning the proposed merger of Advanced Fibre Communications, Inc. with a subsidiary of Tellabs, Inc. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Tellabs, Inc. will be available free of charge from Tellabs Investor Relations, 1415 West Diehl Road, Naperville, IL 60563, 630-798-8800. Documents filed with the SEC by Advanced Fibre Communications, Inc. will be available free of charge from Advanced Fibre Communications Investor Relations, 1465 North McDowell Blvd., Petaluma, CA, USA 94954, 707-792-3500.

Interest of Certain Persons in the Merger.

Advanced Fibre Communications, Inc., and its directors and executive officers and other members of its management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Advanced Fibre Communications, Inc. in connection with the merger. The directors and executive officers of Advanced Fibre Communications, Inc. have interests in the merger, some of which may differ from, or may be in addition to, those of the respective stockholders of Advanced Fibre Communications, Inc. generally. Those interests will be described in greater detail in the Proxy Statement/Prospectus with respect to the merger, which may include potential membership on the Tellabs, Inc. Board of Directors, option and stock holdings and indemnification. Information about the directors and executive officers of Advanced Fibre Communications, Inc. and their ownership of Advanced Fibre Communications, Inc. stock is set forth in the proxy statement for Advanced Fibre Communications, Inc.’s 2004 annual meeting of stockholders. Investors may obtain additional information regarding the interests of the participants by reading the proxy statement/prospectus when it becomes available.

NOTICE TO INVESTORS, PROSPECTIVE INVESTORS AND THE INVESTMENT COMMUNITY—CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed merger of Tellabs, Inc. and Advanced Fibre Communications, Inc. which are not historical facts, including expectations of financial results for the combined companies (e.g., projections regarding revenue, earnings, cash flow and cost savings), are “forward-looking statements.” Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause either company’s actual performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements. Either company’s actual future results could differ materially from those predicted in such forward-looking statements. Investors and security holders are cautioned not to place undue reliance on these forward-looking statement and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

Important factors upon which the forward-looking statements presented in this release are premised include: (a) receipt of regulatory and stockholder approvals without unexpected delays or conditions; (b) timely implementations and execution of merger integration plans; (c) retention of customers and critical employees; (d) economic changes impacting the telecommunications industry; (e) successfully leveraging Tellabs/Advanced Fibre Communications’ comprehensive product offering to the combined customer base; (f) the financial condition of telecommunication service providers and equipment vendors, including any impact of bankruptcies; (g) the impact of customer and vendor consolidation; (h) successfully introducing new technologies and products ahead of competitors; (i) successful management of any impact from slowing economic conditions or customer demand; and (j) protection and access to intellectual property, patents and technology. In addition, the ability of Tellabs/Advanced Fibre Communications to achieve the expected revenues, accretion and synergy savings also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of Tellabs/Advanced Fibre Communications, and other risks and uncertainties described from time to time in Tellabs/Advanced Fibre Communications’ public filings with the Securities and Exchange Commission. Tellabs and Advanced Fibre Communications disclaim any intention or obligation to update or revise any forward-looking statements.

AFC, Inc., AFC and the AFC logo are registered trademarks of AFC, Inc. The Acronym for Access is a service mark of AFC, Inc. Copyright 2004. All rights reserved.

Tellabs, , and technology that transforms the way the world communicates are trademarks or registered trademarks of Tellabs or one of its affiliates in the United States and/or other countries. Any other trademarks are the property of their respective owners.

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Contacts:

Tellabs	AFC
Investors	Investors
Tom Scottino: +1.630.798.3602	Debbie McGowan: +1.707.794.7720
tom.scottino@tellabs.com	debbie.mcgowan@afc.com

Media	Media
George Stenitzer : +1.630.798.3800	Teresa Novak: +1.707.793.4410
george.stenitzer@tellabs.com	teresa.novak@afc.com